ANNUAL STATEMENT OF COMPLIANCE
OF
LNR PARTNERS, LLC
The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special
Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on
Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:
1.
A review of the activities performed by the Special Servicer during the period commencing on January 1, 2014 and ending on December 31, 2014 (or any other shorter period set forth on Schedule I hereto) (the "Reporting Period"), and of the
Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and
2.
To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing
Agreement in all material respects throughout the Reporting Period.
LNR PARTNERS, LLC,
a Florida limited liability company
By:____/s/ Job Warshaw________
Job Warshaw
President
Dated: February 23, 2015

Schedule I
GSMS 2013-GC13
GS Mortgage Securities Corporation II, Commercial Mortgage Pass Through Certificates, Series
2013GC13
Fitch Rating
One State Street Plaza, 31st Floor
Attention: Commercial Mortgaged-Backed Securities Surveillance
New York NY 10004
General Contact
GS Mortgage Securities Corporation II
200 West Street
New York NY 10282
Leah Nivison
Kroll Bond Rating Agency, Inc.,
845 Third Avenue, 4th Floor
New York NY 10022
General Contact
Moody's Investors Service, Inc.
7 World Trade Center
250 Greenwich Street
Attn: Commercial Mortgage Surveillace Group
New York NY 10007
General Contact
TriMont Real Estate Advisors, Inc.,
3424 Peachtree Street
NE, Suite 2200
Atlanta GA 30308
J. Gregory Winchester
TriMont Real Estate Advisors, Inc.,
McKenna Long & Albridge LLP
303 Peachtree Street
Suite 5300
Atlanta GA 30308
Patrick M McGeeham
U.S. Bank National Association
60 Livingston Avenue
ATTN: Bondholder Servcies GSMS 2012_GC13
St Paul MN 55107
Attention: Nic Xeros